Exhibit 31.2

ELECTRONIC ARTS INC.

Certification of Chief Financial Officer
Pursuant to Rule 13a-14(a) of the Exchange Act
As Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Stuart Canfield, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Electronic Arts Inc.;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Dated: July 28, 2026	By:	/s/ Stuart Canfield
Stuart Canfield
Executive Vice President and Chief Financial Officer